SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                                 June 14, 1996
                           -------------------------
               Date of Report (Date of earliest event reported)



                            Protocol Systems, Inc.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



            Oregon                   0-19943                93-0913130
(State or other jurisdiction       (Commission          (IRS Employer
 of incorporation)                  File No.)            Identification No.)

             8500 S.W. Creekside Place, Beaverton, Oregon  97008
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                  (Address of principal executive offices)


                                (503) 526-8500
             (Registrant's telephone number, including area code)




                                Not applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Matters.
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The Agreement and Plan of Merger (the "Merger Agreement") dated as of February
20, 1996 among Protocol Systems, Inc. ("Protocol"), Protocol Merger
Corporation ("Merger Sub") and Pryon Corporation ("Pryon") provides for the merger of Pryon and Merger Sub (the "Merger"), with Pryon becoming a wholly-owned subsidiary of Protocol and all of the outstanding capital stock of Pryon being converted into shares of Protocol common stock based on an exchange ratio determined according to the Merger Agreement. The Merger Agreement provides that the consideration to be paid by Protocol to the security holders of Pryon in the Merger will be subject to adjustment if the average of the per share closing price of Protocol common stock on the Nasdaq National Market for the thirty consecutive trading days ending on June 14, 1996 (the "Protocol Market Value") is less than $10.643 or more than $13.486. The Merger
Agreement provides that if the Protocol Market Value is more than $13.486, the aggregate consideration to be paid to Pryon security holders will be the number of shares of Protocol common stock determined by dividing $31.3 million by the Protocol Market Value.

The Protocol Market Value has been determined to be $23.49. Accordingly, if the proposed transaction is approved by the shareholders of Pryon and Protocol at meetings scheduled to be held on July 8, 1996 and July 10, 1996, respectively, and all other conditions to the Merger are satisfied, Protocol would issue 5.6458 shares of Protocol common Stock in exchange for each outstanding share of Pryon capital stock upon consummation of the Merger. Protocol would also issue options to purchase Protocol common stock in replacement of each outstanding option to purchase Pryon common stock based on the exchange ratio of 5.6458 shares of Protocol common stock for each share of Pryon common stock. Based on the Protocol Market Value of $23.49, a total of approximately 1,332,485 shares of Protocol common stock (subject to adjustment for fractional shares) including approximately 121,385 shares of Protocol common stock to be issued upon the exercise of replacement stock options (subject to adjustment for fractional shares) would be issued upon consummation of the Merger. The Protocol common stock to be issued in the Merger, including Protocol common stock to be issued upon the exercise of replacement stock options, would represent approximately 14.2% of the weighted average number of shares of Protocol common stock outstanding on a fully-diluted basis after the Merger.

Protocol filed a Registration Statement on Form S-4 (File No. 333-03316) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the shares of Protocol common stock issuable in connection with the Merger on April 9, 1996. A Joint Proxy
Statement/Prospectus containing information about the Merger was mailed to shareholders of Protocol and Pryon on or about June 5, 1996.

                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PROTOCOL SYSTEMS, INC.


Date: June 20, 1996                    By:/s/ Craig M. Swanson
                                          ----------------------
                                          Craig M. Swanson
                                          Vice President and
                                          Chief Financial Officer